Exhibit 99.2

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM PROVIDES UPDATE ON EXCHANGE LISTING

AND RELATED BUSINESS MATTERS

SAN DIEGO, CA – August 29, 2011 – Cardium Therapeutics (NYSE Amex: CXM) reported that it had submitted a modified compliance plan designed to reestablish compliance with its exchange listing requirements in view of ongoing plans related to the acquisition of a revenue-generating nutraceutical business designed to expand the Company’s MedPodium product line. In a related matter, the Company announced the incorporation of MedPodium Health Sciences, Inc., a new wholly-owned subsidiary established to develop the Company’s nutraceutical and healthy lifestyle products, and to acquire complementary business assets having existing revenues and channels of distribution. The Company also announced that MedPodium Health Sciences would handle sales and distribution of Cardium’s Excellagen™ product candidate pending FDA marketing clearance for its commercialization in the United States.

As reported previously, a communication from the staff of the company’s current listing exchange indicated that the company was considered to be noncompliant with one of the exchange’s listing requirements based on its quarterly report for the period ended September 30, 2010, and provided that the company should submit a plan that would reestablish compliance with the listing requirement, particularly the requirements of section 1003(a)(iii) of the NYSE Amex Company Guide with respect to minimum “stockholders’ equity” of $6.0 Million by August 26, 2011, which is an accounting standard essentially tracking net paid-in capital and retained earnings less cumulative losses since the Company began its operations and reporting in 2005. Unlike stocks listed on the NASDAQ, the NYSE Amex does not base compliance on stock price.

Consistent with the Company’s business model, and with the recent expansion of its MedPodium product line, the Company has reviewed a number of potential strategic acquisitions, which would not only build stockholders’ equity (in satisfaction of the listing requirement), but would at the same time broaden and accelerate the development of its MedPodium business as a means of enhancing near-term revenues. The Company’s modified plan and request for an extension of the compliance period relates to such a proposed strategic acquisition. In the event the modified plan and request were not accepted and the exchange elected instead to initiate the next stage of procedures related to a potential delisting, then the Company would still be provided with an additional period of time in which to appeal any such determination in order to establish compliance.

These matters have no current effect on the listing or the trading of the company’s shares on the exchange. The Company’s stock will continue to trade on the exchange while these matters are considered, and throughout the period of time under which any appeal is under consideration and/or the Company is able to reestablish compliance through the completion of its proposed strategic acquisition or alternative paths for increasing stockholders’ equity. Even if the Company did not ultimately reestablish compliance within any established period, and did not successfully appeal any potential future determination regarding a delisting, or if it otherwise elected not to continue listing with its current exchange, then Company’s stock would continue to be traded electronically, as it is now, but on the OTC Bulletin Board, a regulated quotation service that provides quotes, sale prices and volume information in over-the-counter equity securities. The company’s common stock was traded on the OTC Bulletin Board until July 2007, when the company elected to instead list its shares on the American Stock Exchange.

“We look forward to the acquisition of new products and businesses as we expand our MedPodium product line, and we believe these have the potential to bring additional near-term revenues to complement the expected launch of our Excellagen product candidate,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium.

About MedPodium

MedPodium™ is a portfolio of science-based, easy-to-use Nutra-Apps™ lifestyle supplements designed to promote health and well-being in today’s increasingly complex work and social environments. The MedPodium healthy lifestyle brand is being developed to feature improved product formulations including easy-to-use pills and capsules, fast-acting oral drops and sprays, and innovative transdermal delivery systems. Additional information about MedPodium is located at www.medpodium.com.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium healthy lifestyle product platform. The Company’s lead product candidates include Excellagen™ topical gel for wound care management, and Generx® DNA-based angiogenic biologic for patients with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that the company can successfully expand its MedPodium business and launch its other product candidates, that it can achieve and maintain compliance with the requirements of its listing exchange or that its shares can continue to be listed on national exchange, that results observed in one study or using one type of product or procedure will be replicated in subsequent studies or in studies using newly-developed products or procedures, that planned product development efforts and clinical studies can be performed in an efficient and effective manner, that regulatory approvals can be obtained in a timely manner or at all, that partnering, distribution or other commercialization efforts can be achieved, that product modifications or launches will be successful or that the resulting products will be favorably received in the marketplace, that our products or proposed products will prove to be sufficiently safe and effective, that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive, that results or trends observed in one clinical study will be reproduced in subsequent studies, that third parties on whom we depend will behave as anticipated, or that necessary regulatory approvals will be obtained. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development, testing and marketing of therapeutic hypothermia devices and the conduct of human clinical trials, including the timing, costs and outcomes of such trials, whether our efforts to launch new devices and systems and expand our markets will be successful or completed within the time frames contemplated, our dependence upon proprietary technology, our ability to obtain necessary funding, regulatory approvals and qualifications, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linee™, Alena™, Cerex™ and Nutra-Apps™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.